As filed with the Securities and Exchange Commission on August 6, 2004
Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCIS PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2208264
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

20425 Seneca Meadows Parkway
Germantown, Maryland 20876
(301) 944-6600	20876
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED ADVANCIS PHARMACEUTICAL CORPORATION
STOCK INCENTIVE PLAN
(Full title of plan)

(Name, address and telephone
number of agent for service)
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer
Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
(301) 944-6600	(Copy to) R.W. Smith, Jr., Esq. Howard S. Schwartz, Esq. Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209 (410) 580-3000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit (2)	Offering Price	Fee

Common Stock, $.01 par value Stock Incentive Plan	1,250,000 (1)	$8.07	$10,087,500	$1,278.09

TOTAL	1,250,000	$8.07	$10,087,500	$1,278.09

(1)      An aggregate of 6,348,182 shares of Common Stock may be offered or issued pursuant to the Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan, 4,567,679 of which were previously registered on Form S-8 filed on October 15, 2003 (File No. 333-109728), and 1,250,000 of which are registered on this Form S-8.

(2)      Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on August 4, 2004 (i.e., $8.07). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Advancis Pharmaceutical Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on October 15, 2003 (File No. 333-109728), with respect to securities offered pursuant to the Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan are hereby incorporated by reference.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.1	Fifth Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference from Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.2	Amendment to Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.3	Form of Certificate of Incorporation of the Registrant to be in effect after the closing of the offering made pursuant to the Registration Statement on Form S-1 (incorporated by reference from Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.4	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference from Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.5	Form of Bylaws of the Registrant to be in effect after the closing of the offering made pursuant to the Registration Statement on Form S-1 (incorporated by reference from Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.6	Specimen Stock Certificate for shares of Common Stock of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.7	Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan (incorporated by reference from Annex B to the Registrant’s Definitive Proxy Statement on Schedule DEF14A) (File No. 000-50414)

5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included on Signature Page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on the 6th day of August, 2004.

ADVANCIS PHARMACEUTICAL CORPORATION

By:	/s/ Edward M. Rudnic

Edward M. Rudnic, Ph.D. President and Chief Executive Officer

POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Edward M. Rudnic, Ph.D. and Steven A. Shallcross as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edward M. Rudnic, Ph.D. Edward M. Rudnic, Ph.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 6, 2004
/s/ Steven A. Shallcross Steven A. Shallcross	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 6, 2004
/s/ James H. Cavanaugh, Ph.D. James H. Cavanaugh, Ph.D.	Director	August 6, 2004
/s/ Elizabeth Czerepak Elizabeth Czerepak	Director	August 6, 2004
/s/ R. Gordon Douglas, M.D. R. Gordon Douglas, M.D.	Director	August 6, 2004
/s/ Richard W. Dugan Richard W. Dugan	Director	August 6, 2004
/s/ Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D.	Director	August 6, 2004
/s/ Harold R. Werner Harold R. Werner	Director	August 6, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Fifth Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference from Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.2	Amendment to Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.3	Form of Certificate of Incorporation of the Registrant to be in effect after the closing of the offering made pursuant to the Registration Statement on Form S-1 (incorporated by reference from Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.4	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference from Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.5	Form of Bylaws of the Registrant to be in effect after the closing of the offering made pursuant to the Registration Statement on Form S-1 (incorporated by reference from Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.6	Specimen Stock Certificate for shares of Common Stock of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.7	Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan (incorporated by reference from Annex B to the Registrant’s Definitive Proxy Statement on Schedule DEF14A) (File No. 000-50414)

5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included on Signature Page)